Exhibit 99.1

Investor Presentation 2015 Third Quarter Results

Forward-Looking Statements This communication contains certain “forward-looking statements” about PacWest Bancorp (the “Company”) and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our acquisition of Square 1 Financial Inc. (“Square 1”), allowance for loan and lease losses, profitability, plans to move client investment funds managed by our Square 1 Asset Management, Inc. subsidiary to deposits on our balance sheet, and effective tax rates. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: the Company’s ability to complete future acquisitions and to successfully integrate such acquired entities, including Square 1, or achieve expected benefits, synergies and/or operating efficiencies within expected timeframes or at all; business disruption following the Square 1 acquisition; changes in the Company’s stock price; the reaction to the Square 1 acquisition of the Company’s customers, employees and counterparties; higher than anticipated delinquencies, charge-offs and loan and lease losses; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases; compression of spreads on newly originated loans and leases; the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; reduced demand for our services due to strategic or regulatory reasons; the Company’s ability to move client investment funds managed by our Square 1 Asset Management, Inc. subsidiary to deposits on our balance sheet within expected time frames or at all as a result of clients’ risk tolerance levels and liquidity preferences, interest rates, and applicable regulatory restrictions, including conflict of interest rules and regulations; changes in tax laws or regulations affecting our business; our inability to generate sufficient earnings; tax planning or disallowance of tax benefits by tax authorities; changes in tax filing jurisdictions or entity classifications; and other risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

# Presentation Index

Company Overview.................................................... 4

Third Quarter Highlights.......................................... 8

Loans and Leases.................................................... 13

Credit Quality.......................................................... 20

Deposits................................................................... 26

Net Interest Margin.................................................. 29

Controlled Expenses................................................ 34

Acquisitions.............................................................. 37

- Recent Acquisitions.................................... 39
- Square 1 Financial, Inc................................. 40

Strong Franchise Value............................................ 48

Non-GAAP Measurements........................................ 51

Third Quarter 2015 | PACW | p. 3

Company Overview

Company Overview As of November 23, 2015 We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $5.6 billion (1) Average daily trading volume of 716,625 shares over the last year (1) Dividend: $2.00 per share, 4.31% yield (1) 5th largest publicly-traded bank headquartered in California with total assets of $16.8 billion, loans and leases of $12.5 billion and deposits of $12.1 billion at September 30, 2015 On a pro forma basis, including Square 1, total assets of $21.3 billion, loans and leases of $14.0 billion and deposits of $15.8 billion at September 30, 2015 Profitable Growth 3Q15 net earnings of $69.6 million, or 1.65% ROAA and 15.09% ROATE Industry leading tax equivalent NIM of 5.46% for 3Q15 Loan and lease production of $1.1 billion in 3Q15; $2.8 billion YTD Core deposit growth of $231 million in 3Q15; $680 million YTD Efficiency ratio of 39.6% for 3Q15 Experienced acquirer with 28 bank and finance company acquisitions since 2000 Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, Friedman Billings Ramsey, Keefe, Bruyette & Woods, Piper Jaffray, RBC Capital Markets, Sandler O’Neill & Partners, Stephens Inc. Company Overview

Business Model Pacific Western Bank brand Attractive branch network with 80 full service branches: 77 in Southern California 3 in San Francisco Bay area Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average branch size of $151 million Community Banking CapitalSource brand Diversified by loan and lease type, geography and industry Asset Based Lending Equipment and Lender Finance Cash Flow Lending Technology, Healthcare and Security Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services National Lending Company Overview Square 1 Bank brand Offices located in all key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Five banking groups: Technology, Life Sciences, Venture Capital Services, Structured Finance, Specialty Finance Provides comprehensive treasury management solutions, including credit cards, and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor) Venture Banking Pacific Western Bank

Five Year Total Return Company Overview Source: SNL Financial and FactSet Research Systems; Market data as of 10/31/2015. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $2.2 billion as of 7/24/2015; median weighted by market capitalization. (50.0) - 50.0 100.0 150.0 200.0 PacWest KBW Regional Bank Index S&P 500

Third Quarter Highlights

Efficiency ratio of 39.6% Average branch size of $151 million in deposits Noninterest expense to average assets of 2.14% Strong Capital Levels Low Efficiency Ratio Loan and Lease Production and Credit Quality Industry Leading Net Interest Margin Tax equivalent NIM: Reported: 5.46% Core: 5.19%(1) Consolidated tangible common equity ratio of 12.21% (1) CET1 and Total capital ratios of 12.74% and 16.32% Tangible book value per share of $17.86 Loan and lease production of $1.1 billion NPA ratio, excluding PCI loans, of 0.84% Non-PCI credit loss allowance of 0.82% and adjusted credit loss allowance of 1.53% (2) Non-PCI charge-off rate of 4 bps for trailing twelve months Third Quarter Highlights Robust Core Earnings Adjusted net earnings of $65.2 million (1) Adjusted EPS of $0.63 (1) Adjusted ROAA and ROATE of 1.55% and 14.12% (1) See “Non-GAAP Measurements” slides Adds back the unamortized discount on Non-PCI loans to the loan balance and the allowance for credit losses (see page 25 for calculation) Highlights Total cost of deposits of 33 bps $231 million net core deposit growth Includes $72 million from CapitalSource Division ($514 million since the acquisition date) Profitable Deposit Base

Financial Highlights See “Non-GAAP Measurements” slides. Highlights ? ($ in millions) 3Q15 2Q15 Q / Q Annualized Total Assets 16,814 $ 16,697 $ 1% 3% Loans and Leases, net 12,452 $ 12,034 $ 3% 14% Total Deposits 12,116 $ 12,582 $ -4% -15% Core Deposits 6,815 $ 6,585 $ 3% 14% Adjusted Net Earnings (1) 65.2 $ 73.1 $ -11% Adjusted ROAA (1) 1.55% 1.78% -0.23 Adjusted ROATE (1) 14.12% 16.24% -2.12 Tangible Common Equity Ratio 12.21% 12.10% 0.11 Tangible Book Value Per Share 17.86 $ 17.55 $ 2% Core Net Interest Margin (TE) (1) 5.19% 5.33% -0.14 Efficiency Ratio 39.6% 38.0% 1.60

Solid Earnings Track Record Highlights See “Non-GAAP Measurements” slides. $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 Millions Adjusted Net Earnings Net Earnings (1) ($ in Millions) 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 Adjusted Net Earnings 62.5 $ 66.9 $ 68.0 $ 65.5 $ 73.1 $ 65.2 $ Net Earnings 10.6 $ 62.3 $ 71.0 $ 73.1 $ 85.1 $ 69.6 $ (1)

Solid Capital Position – 3Q15 Source: SNL Financial Note: 2015 regulatory capital ratios calculated under Basel III Highlights CET1 ratio effective 1/1/2015 12.27% 12.87% 12.25% 10.93% 10.94% 10.81% 2014Q1 2014Q2 2014Q3 2014Q4 2015Q1 2015Q2 2015Q3 CET1 PACW Median Banks $15-$25B

Loans and Leases

Diversified Loan and Lease Portfolio Loans and Leases As of September 30, 2015 (1) Net of deferred fees and costs ($ in millions) $ Mix Healthcare Asset Based 206 $ 2% Equipment Finance 895 7% Lender Finance & Timeshare 1,495 12% Other Asset Based 681 5% Total Asset Based 3,277 26% General Cash Flow 707 6% Technology 950 8% Healthcare 809 6% Security 466 4% Total Cash Flow 2,932 24% Commercial Real Estate 2,971 24% Multifamily 992 8% Construction and Land 375 3% Residential Real Estate 185 1% Healthcare Real Estate 1,140 9% Small Business 450 4% Total Real Estate 6,113 49% Consumer 130 1% Total Loans (1) 12,452 $ 100% 9/30/2015 Healthcare Asset Based Equipment Finance Lender Finance & Timeshare Other Asset Based General Cash Flow Technology Healthcare Security Commercial Real Estate Multifamily Construction and Land Residential Real Estate Healthcare Real Estate Small Business Consumer

Diversified Loan and Lease Portfolio Loans and Leases Asset Based Real Estate Cash Flow

Shared National Credit (SNC) Relationships SNC relationships included in business line balances Approximately 107 borrowers Adhere to same credit underwriting standards as the rest of loan book No energy-related loans At September 30th, no loans on nonaccrual and $83 million (4%) adversely classified (1) At 9/30/15. SNCs are not a line of business. The balances shown above are included in the line of business balances. SNCs are facilities greater than $20 million shared by three or more federally supervised financial institutions. Communications, $177mm, 9% Consumer Finance, $104mm, 5% Healthcare, $694mm, 34% Management Consulting, $90mm, 4% Manufacturing, $81mm, 4% Other, $221mm, 11% Security, $112mm, 5% Technology, $488mm, 24% Transportation, $91mm, 4% Period - end Loans of $2.1B (1)

Loan and Lease Production of $1.1 Billion in 3Q15 Loans and Leases (1) The purchase of lower-yielding multi-family loans of $82 million and student loans of $50 million reduced the 3Q15 new production yield by 23 basis points. (1) ($ in millions) Production Payoffs Net Change Yield on Production 3Q15 1,071 $ 630 $ 441 $ 5.16% 2Q15 659 890 (231) 5.89% 1Q15 1,038 637 401 5.76% 4Q14 950 621 330 5.67% 3Q14 975 536 439 5.34% $236 $122 $143 $80 $268 $738 $829 $895 $579 $803 $269 $181 $192 $235 $226 $266 $440 $445 $655 $404 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 $0.7 $0.8 $0.9 $1.0 $1.1 $1.2 Q3 Q4 Q1 Q2 Q3 2014 2015 Avg. Yield on Production Billions Production - Community Banking Production - National Lending Payoffs - Community Banking Payoffs - National Lending Avg Production Avg Payoffs Yield on Production

Production By Industry / Loan Type Loans and Leases 3Q15 2Q15 1Q15 4Q14 Totals Healthcare Asset Based 2.7 $ 3.5 $ 5.6 $ 6.0 $ 17.8 $ Equipment Finance 83.6 74.7 74.6 133.7 366.6 Lender Finance and Timeshare 75.1 120.7 79.2 105.3 380.3 Other Asset Based 33.7 57.4 45.1 53.6 189.8 Asset Based 195.1 256.3 204.5 298.6 954.5 General Cash Flow 60.3 43.2 57.6 97.1 258.2 Technology Cash Flow 127.4 54.8 173.2 126.0 481.4 Healthcare Cash Flow 179.1 55.9 172.8 76.6 484.4 Security Cash Flow 36.8 33.1 34.1 38.5 142.5 Cash Flow 403.6 187.0 437.7 338.2 1,366.5 Commercial Real Estate 173.8 90.8 278.2 204.2 747.0 Multifamily and Residential 137.1 6.7 2.1 13.9 159.8 Construction and Land 33.3 24.3 38.1 22.3 118.0 Healthcare Real Estate 66.0 74.3 62.5 41.9 244.7 Small Business 11.4 18.8 14.7 31.1 76.0 Real Estate 421.6 214.9 395.6 313.4 1,345.5 Consumer 50.7 0.5 - 0.2 51.4 Total 1,071.0 $ 658.7 $ 1,037.8 $ 950.4 $ 3,717.9 $ ($ in millions)

Impact of Rising Rates on the Loan and Lease Portfolio Loans and Leases Loan Portfolio By Repricing Type $8.3 billion of variable rate loans would be above floor rate and reprice upwards with a 100 bps rate increase ($ in Millions) Over $8.9 billion, or 72%, of the loan portfolio will reprice within the next 12 months given a 100bps upward shift in rates $627 million of fixed/hybrid loans mature/ reprice in next year which would reprice to higher rate or be reinvested in new loans at higher rate Fixed, 24% Variable, 73% Hybrid, 3% $2,373 $5,914 $329 $560 Immediate 100 Bps 200 Bps ? 300 Bps Variable Loans Lift Off of Loan Floors $627 $619 $759 $1,418 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing

Credit Quality

Non-PCI Credit Quality Classified loans and leases are those with a credit risk rating of substandard or doubtful Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments Includes the remaining unamortized discount related to acquired loans (see page 25 for calculation) Credit Quality 3Q15 2Q15 1Q15 4Q14 Nonaccrual Loans and Leases $ 107,190 131,178 139,334 83,621 As a % of Loans and Leases % 0.87% 1.11% 1.16% 0.72% Nonperforming Assets $ 140,406 162,846 175,274 127,342 As a % of Total Assets % 0.84% 0.98% 1.05% 0.78% Classified Loans and Leases (1) $ 328,038 379,988 333,182 242,611 As a % of Loans and Leases % 2.67% 3.21% 2.77% 2.09% Credit Loss Provision $ 11,000 5,000 17,167 2,729 As a % of Average Loans and Leases % 0.09% 0.05% 0.15% 0.02% TTM Net Charge-offs $ 4,203 7,095 8,050 1,531 As a % of Average Loans and Leases % 0.04% 0.06% 0.07% 0.02% Allowance for Credit Losses (ACL) (2) $ 100,690 92,921 86,554 76,767 As a % of Loans and Leases % 0.82% 0.78% 0.72% 0.66% Adjusted ACL (3) $ 189,380 196,223 217,399 233,195 As a % of Adjusted Loans and Leases (3) % 1.53% 1.64% 1.79% 1.98% Adjusted ACL / Nonaccrual Loans and Leases % 176.68% 149.59% 156.03% 278.86% ($ in thousands)

Key Credit Trends Credit Quality 0.61% 0.66% 0.72% 0.78% 0.82% 3Q14 4Q14 1Q15 2Q15 3Q15 Non - PCI ACL / Non - PCI Loans 0.09% 0.02% 0.07% 0.06% 0.04% 3Q14 4Q14 1Q15 2Q15 3Q15 Trailing 12 Months Net Charge - Offs To Average Loans and Leases 0.80% 0.72% 1.16% 1.11% 0.87% 3Q14 4Q14 1Q15 2Q15 3Q15 Non - PCI Nonaccrual Loans / Non - PCI Loans 1.15% 1.09% 1.45% 1.37% 1.14% 3Q14 4Q14 1Q15 2Q15 3Q15 Non - PCI NPAs / Non - PCI Loans and Foreclosed Assets

Credit Quality

Non-PCI Nonaccrual Loan and Lease Detail

	Nonaccrual Loans and Leases				Accruing and 30 -89 Days Past Due	
	September 30, 2015		June 30, 2015		2015	June 30, 2015
	Balance	% of Loan Category	Balance	% of Loan Category	Balance	Balance
			($ in thousands)			
Real estate mortgage:						
Hospitality	$ 1,845	-	$ 7,894	1%	$ 779	$ -
SBA	11,682	3%	10,141	3%	233	2,272
Other	18,294	-	16,213	-	2,090	2,482
Total real estate mortgage	31,821	1%	34,248	1%	3,102	4,754
Real estate construction:						
Residential	374	-	377	-	-	-
Commercial	-	-	-	-	-	-
Total real estate construction	374	-	377	-	-	-
Commercial:						
Collateralized	2,771	1%	3,761	1%	82	131
Unsecured	923	1%	537	-	11	-
Asset-based	90	-	40	-	-	-
Cash Flow	11,761	-	14,605	1%	-	-
Equipment finance [(1)]	53,153	6%	71,130	8%	-	915
SBA	2,918	6%	3,068	7%	-	-
Total commercial	71,616	1%	93,141	2%	93	1,046
Consumer	3,379	3%	3,412	4%	88	1
Total	$ 107,190	1%	$ 131,178	1%	$ 3,283	$ 5,801

[(1)] *Includes nonaccrual loans and leases to companies involved in the oil and gas industries of $47.9 million and $64.2 million at September 30, 2015 and June 30, 2015, respectively.*

At September 30, 2015, the Company's ten largest Non-PCI loan relationships on nonaccrual status had an aggregate carrying value of $78.7 million and represented 73% of total Non-PCI nonaccrual loans and leases. The largest of these relationships had an aggregate carrying value of $40.5 million and is secured by a fleet of vessels used to service shallow water oil platforms in the Gulf of Mexico. Although the borrower's business has been adversely affected by low oil prices, its operations are ongoing and it remains in compliance with the terms of a restructured loan agreement. A recent independent appraisal of the associated collateral indicated the liquidation value was in excess of the carrying value.

Third Quarter 2015 | PACW | p. 23

Credit Exposure to the Oil and Gas Industries Credit Quality Sustained low oil prices have adversely impacted the operations of borrowers and lessees in the oil and gas industries. Borrowers and lessees that are more affected by the oil price decline provide oil well operation and maintenance services. Less-affected borrowers and lessees provide land and marine transportation services which are ongoing. At September 30, 2015, we had 27 Non-PCI loan and lease relationships totaling $152.3 million to obligors associated with the oil and gas industries representing 1.2% of total loans and leases. These obligors either conduct oil and gas extraction or provide industrial support services to such types of businesses. The collateral for these loans and leases includes primarily equipment, such as drilling equipment and transportation vehicles, used directly and indirectly in these activities. At September 30, 2015, four relationships totaling $47.9 million were on nonaccrual status and were classified. ($ in thousands) Amount Obligors Amount Obligors Loans 83,025 $ 7 87,005 $ 8 Leases 69,247 20 90,189 21 Total oil & gas support services 152,272 $ 27 177,194 $ 29 Classified 47,853 $ 4 64,232 $ 4 Nonaccrual 47,853 $ 4 64,232 $ 4 September 30, 2015 June 30, 2015

Credit Quality

Allowance for Non-PCI Credit Losses - Adjusted

	3Q15	2Q15	1Q15
	($ in millions)		
Loan balance - Non-PCI	$ 12,300	$ 11,846	$ 12,048
Allowance for credit losses (ACL)	$ 101	$ 93	$ 87
Reported Non-PCI ACL Ratio	0.82%	0.78%	0.72%

Allowance Ratio Adjusted to Add Back Unamortized Purchase Discount	3Q15	2Q15	1Q15
Loan balance - Non-PCI	$ 12,300	$ 11,846	$ 12,048
Add: Unamortized purchase discount (1)	89	103	131
Adjusted loan balance	$ 12,389	$ 11,949	$ 12,179
Allowance for credit losses	$ 101	$ 93	$ 87
Add: Unamortized purchase discount (1)	89	103	131
Adjusted allowance for credit losses	$ 190	$ 196	$ 218
Adjusted Non-PCI credit risk coverage ratio	1.53%	1.64%	1.79%

Allowance Ratio for Originated Non-PCI Loans	3Q15	2Q15	1Q15
Originated Non-PCI loans	$ 7,119	$ 6,259	$ 5,895
Allowance for loan and lease losses (ALLL)	$ 80	$ 72	$ 71
ALLL ratio	1.13%	1.15%	1.20%

GAAP Accounting Distorts the ACL Ratio – When Unamortized Purchase Discount is Added Back, the Adjusted Non-PCI Coverage Ratio is 1.53%

(1) *Unamortized purchase discount represents the acquisition date fair value adjustment based on market, liquidity and interest rate risk in addition to credit risk and is being accreted to interest income over the remaining life of the respective loans. Such discount relates to acquired loans and is assigned specifically to those loans only. Use of the interest method results in steadily declining amounts being taken to income in each reporting period. The remaining discount of $88.7 million at September 30, 2015 is expected to be substantially accreted to income by the end of 2018.*

Third Quarter 2015 | PACW | p. 25

Deposits

Deposit Detail Deposits Core: 56% Core: 52% Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 3,509 $ 29% 2,931 $ 25% Interest checking deposits 693 6% 732 6% Money market deposits 1,861 15% 1,709 15% Savings deposits 752 6% 763 6% Total core deposits 6,815 56% 6,135 52% Brokered non-maturity deposits 713 6% 121 1% Total non-maturity deposits 7,528 62% 6,256 53% Time deposits under $100,000 1,952 16% 2,467 21% Time deposits of $100,000 and over 2,635 22% 3,032 26% Total time deposits 4,587 38% 5,499 47% Total deposits 12,115 $ 100% 11,755 $ 100% ($ in millions) September 30, 2015 December 31, 2014 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Brokered non - maturity deposits Time deposits under $100,000 Time deposits of $100,000 and over December 31, 2014 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Brokered non - maturity deposits Time deposits under $100,000 Time deposits of $100,000 and over September 30, 2015

Deposit Portfolio Deposits ($ in Billions) Cost Balance Time Deposits Time Deposits Total Estimated Under $100,000 Time Contractual Effective Time Deposit Maturities $100,000 Or More Deposits Rate Rate (2) Due in three months or less 456 $ 394 $ 850 $ 0.54% 0.49% Due in over three months through six months 573 758 1,331 0.63% 0.61% Due in over six months through twelve months 746 1,259 2,005 0.74% 0.72% Due in over 12 months through 24 months 137 195 332 0.72% 0.64% Due in over 24 months 40 29 69 1.03% 0.81% Total 1,952 $ (1) 2,635 $ 4,587 $ 0.67% 0.65% (1) (2) $0.4 million of which will be recognized in the fourth quarter of 2015 and $0.7 million during 2016. September 30, 2015 Includes brokered deposits of $423 million with a weighted average maturity of 5 months and a weighted average cost of 0.48%. Includes effect of premium accretion on acquired time deposits. Remaining premium of $1.4 million at September 30, 2015; ($ in millions)

Net Interest Margin

Industry Leading Tax-Equivalent (TE) Net Interest Margin (1) See “Non-GAAP Measurements” slides Source: SNL Financial Net Interest Margin (1) (1) 5.61% 5.52% 5.44% 5.26% 5.50% 5.45% 6.00% 6.29% 5.82% 5.91% 5.95% 5.89% 5.46% 5.35% 5.36% 5.32% 5.25% 5.34% 5.35% 5.47% 5.79% 5.68% 5.57% 5.44% 5.33% 5.19% 5.28% 5.29% 5.23% 5.15% 5.11% 5.13% 5.28% 5.03% 5.10% 5.15% 5.11% 5.09% 5.00% 3.78% 3.80% 3.60% 3.68% 3.71% 3.69% 3.60% 3.64% 3.59% 3.53% 3.43% 3.43% 3.42% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 PACW Reported NIM PACW Core NIM (Excludes accelerated loan accretion) PACW Adjusted NIM (Excludes all purchase accounting impacts) Banks $15-$25B Reported NIM

Disciplined and Diversified Lending Produces Higher Loan Yields Core Loan Yield Excludes Accelerated Discount Accretion from Early Payoff of Acquired Loans (1) See “Non-GAAP Measurements” slides Source: SNL Financial Net Interest Margin (1) 7.44% 7.30% 7.07% 6.73% 6.90% 6.77% 7.42% 7.34% 6.68% 6.76% 6.80% 6.75% 6.34% 7.28% 7.14% 6.99% 6.71% 6.67% 6.64% 6.68% 6.76% 6.52% 6.37% 6.22% 6.11% 6.02% 5.18% 5.24% 4.92% 4.86% 4.75% 4.64% 4.49% 4.47% 4.42% 4.36% 4.24% 4.21% 4.29% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 8.00% Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Reported Loan Yield - PACW Core Loan Yield - PACW (Excludes accelerated loan accretion) Loan Yield - Banks $15-$25B

Deposit Franchise with a 33 Basis Point Cost Source: SNL Financial Net Interest Margin

Effect of Purchase Accounting on NIM Net Interest Margin Impact on Impact on Amount NIM Amount NIM Net interest income/NIM as reported (TE) 195.3 $ 5.46% 204.7 $ 5.89% Less: Accelerated accretion of acquisition discounts from early acquired loan payoffs (9.7) (0.27%) (19.4) (0.56%) Remaining accretion of Non-PCI loan acquisition discounts (7.3) (0.21%) (8.6) (0.25%) Amortization of TruPS discount 1.4 0.04% 1.4 0.04% Accretion of time deposits premium (0.6) (0.02%) (0.8) (0.02%) (16.2) (0.46%) (27.4) (0.79%) Net interest income/NIM (TE) - excluding purchase accounting 179.1 $ 5.00% 177.3 $ 5.10% September 30, 2015 June 30, 2015 ($ in millions) Three Months Ended Three Months Ended

Controlled Expenses

Efficiency Ratio Trend Focus and Execution Drive Efficiency Source: SNL Financial Controlled Expenses 61.5% 64.1% 59.3% 61.4% 57.1% 40.2% 40.3% 38.4% 36.9% 38.0% 39.6% 63.9% 62.7% 63.6% 65.1% 64.3% 63.6% 61.9% 62.4% 64.2% 63.4% 65.9% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 2013 Q1 2013 Q2 2013 Q3 2013 Q4 2014 Q1 2014 Q2 2014 Q3 2014 Q4 2015 Q1 2015 Q2 2015 Q3 PACW Efficiency Ratio Median Efficiency Ratio Banks $15-$25B

Efficiency Ratio Average Branch Size ($-M) Focus and Execution Drive Efficiency Controlled Expenses (1) Source: SNL Financial (2) Pro forma average branch size after Square 1 acquisition of $195 million. (2) (1)

Acquisitions

Asset Generation Capability In-Market Consolidation Strong Core Deposit Base Similar Strategic Focus Key Drivers of Accretion: Cost Savings Customer Retention Margin Improvement Acquisition Strategy Market Expansion Acquisitions

Acquisitions

Market Expansion Through Acquisitions


Seattle, WA
Minneapolis, MN
Boston, MA
Chicago, IL
New York, NY
San Francisco, CA
Menlo Park, CA
Campbell, CA
Denver, CO
Chevy Chase, MD
Square 1
FCAL
Westlake Village, CA
Los Angeles, CA
St. Louis, MO
Durham, NC
CapitalSource
San Diego, CA
Austin, TX

2013	2014	2015
▪ Acquired First California Financial Group, Inc. (FCAL) ▪ Assets added: $1.6 Billion	▪ Merged with CapitalSource Inc. ▪ Assets added: $10.7 Billion	▪ Acquired Square 1 Financial, Inc. ▪ Assets added: $4.6 Billion

Third Quarter 2015 | PACW | p. 39

Highly Valued Business Model: Commercial bank with national lending platform Proven track record of generating core deposits Robust loan and lease generation engine Outstanding track record of performance Experienced acquiror Current Priorities: Replace CDs from CapitalSource merger with core deposits Add highly-valued business lines Continue earnings growth and industry leading returns Highly Valued Business Model: Commercial bank focusing on venture-backed technology and life science companies and their investors Outstanding core deposit base High growth loan portfolio Meets PacWest Priorities: Accelerates replacement of CapitalSource CDs with core deposits New high-margin nationwide commercial business lines Supports continued earnings growth through balance sheet improvement Square 1 - The Match-Up Acquisitions

Acquisitions

Additional Information About the Square 1 Acquisition

Transaction Summary	• Closing Date:	October 6, 2015
	• Per Share Price:	$25.66 per share
	• Transaction Value:	$815 million in aggregate
	• Consideration Mix:	100% PacWest Common Stock Cash for outstanding options and RSUs
	• Fixed Exchange Ratio:	0.5997

Cost Savings / Restructuring Charge

- Cost savings expected to equal 20% of Square 1 operating expense base ($13.9mm pre-tax) realized in 2016
- Pre-tax restructuring charge and transaction costs expected to equal $33.0mm ($21.9mm after-tax)

Funding Synergies

- Approximately $0.8bn of Square 1's $2.3bn Client Investment Funds ("CIF") expected to replace PACW time deposits in first year
- Savings of ~40 basis points pre-tax on CIF used to replace time deposits

Third Quarter 2015 | PACW | p. 41

Pro Forma Loan and Deposit Composition at 9/30/15 Source: Company filings (1) Does not include $2.3 billion of client investment funds. Acquisitions (1) (1) Gross Loans = $12.4 bn Gross Loans = $14.0 bn Core: 56% Core: 99% Core: 66% Total Deposits = $15.8 bn Total Deposits = $12.1 bn Total Deposits = $3.7 bn PACW Square 1 Gross Loans = $1.6 bn Pro Forma Asset Based, 26% Cash Flow, 24% Real Estate, 49% Consumer, 1% Technology, 48% Life Sciences, 20% Coml. - SBA & USDA, 3% Other Comm., 3% VC/PE, 15% R.E. - SBA & USDA, 3% Asset Based, 8% Asset Based, 25% Cash Flow, 22% VC / PE, 9% Real Estate, 44% Consumer, 1% MMDA, 31% Interest Checking, 3% Non. Int. Bearing, 67% Savings, 6% MMDA, 15% Interest Checking, 6% Non. Int. Bearing, 29% Brokered Deposits, 6% Time Deposits, 38% Savings, 5% MMDA, 19% Interest Checking, 5% Non. Int. Bearing, 38% Brokered Deposits, 5% Time Deposits, 29%

Square 1 Historic Loan and Deposit Growth Loan Growth Organic growth across all business lines Growth in loans tied to deeper coverage in key markets and increase in brand awareness Funded by continued success in growing low cost deposits Compound Annual Loan Growth Rate of 28% since 2010 Deposit Growth Growth in deposits is tied to growth in client base and strong venture capital funding environment Average annual deposit growth of 21% since 2010 Compound Annual Deposit Growth Rate (including Client Investment Funds) of 30% since 2010 CAGR: 28% CAGR (including Client Investment Funds): 30% Acquisitions $1,462 $1,509 $1,519 $2,107 $2,777 $3,676 $263 $458 $378 $558 $1,437 $2,264 2010Y 2011Y 2012Y 2013Y 2014Y 2015Q3 Client Investment Funds ($ in millions) Total Deposits ($ in millions) $491 $711 $863 $1,083 $1,346 $1,575 2010Y 2011Y 2012Y 2013Y 2014Y 2015Q3 Gross Loans ($ in millions)

Acquisitions

# Square 1 Historic Operating Metrics


Loan Yield (%)
NIM (%)
7.02
6.94
6.77
6.34
6.32
5.81
4.22
4.02
4.14
3.91
4.06
3.54
2010Y
2011Y
2012Y
2013Y
2014Y
2015Q3


ROAA (%)
0.42
0.68
0.84
1.06
1.25
1.30
2010Y
2011Y
2012Y
2013Y
2014Y
2015Q3


Deposit Cost (%)
0.11
0.06
0.03
0.04
0.02
0.02
2010Y
2011Y
2012Y
2013Y
2014Y
2015Q3


NCOs (%)
Nonaccrual (%)
1.14
1.13
0.79
0.99
0.95
1.68
0.95
1.34
0.68
1.28
0.09
1.42
2010Y
2011Y
2012Y
2013Y
2014Y
2015Q3

*Source: Company filings*

Third Quarter 2015 | PACW | p. 44

The Square 1 Merger Increases Asset Sensitivity Acquisitions 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Base Up 100 Up 200 Up 300 PacWest Bancorp and Square 1 Pro Forma Combined IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - September 30, 2015 Sudden Parallel Shocks PACW PACW and SBK - No Deposit Shift PACW and SBK - $800 million Deposit Shift

Acquisitions

9/30/2015 Pro Forma Balance Sheet

	Standalone 9/30/15 PacWest	Standalone 9/30/15 Square 1	Combined PACW/SQ 1	Purchase Actg./ Post Closing Adjustments[1]	Pro Forma PACW
Assets:			(In millions)		
Cash and securities	$ 2,063	$ 2,390	$ 4,453	$ (590)	$ 3,863
Loans and leases, net	12,452	1,583	14,035	(23)	14,012
Allowance for loan and lease losses	(103)	(29)	(132)	29	(103)
Net Loans	12,349	1,554	13,903	6	13,909
Goodwill and intangible assets	1,741	2	1,743	488	2,231
Deferred tax asset, net	170	9	179	(20)	159
Other assets	491	87	578	(3)	575
Total assets	$ 16,814	$ 4,042	$ 20,856	$ (119)	$ 20,737
Liabilities & Stockholders' Equity:					
Deposits	$ 12,116	$ 3,680	$ 15,796	$ -	$ 15,796
Borrowings	552	-	552	(550)	2
Subordinated debentures	435	-	435	-	435
Other liabilities	129	17	146	-	146
Total liabilities	13,232	3,697	16,929	(550)	16,379
Stockholders' equity	3,582	345	3,927	431	4,358
Total liabilities & equity	$ 16,814	$ 4,042	$ 20,856	$ (119)	$ 20,737
Tangible book value per share	$ 17.86				$ 17.55
Tangible equity ratio	12.2%				11.5%

Description	Purchase Actg. Adjustments (Dr. (Cr.))	Estimated Accretion/Amortization Method and Period
Loan portfolio discount	$ (23,354)	Estimated weighted average remaining life of loans of 3 years using a level yield method
Core deposit intangible	$ 41,800	120 months using an accelerated method. Approx. 28% of balance amortized in year 1.
Customer relationship intangible	$ 3,227	84 months using an accelerated method
Non-compete intangible	$ 1,500	Straight line over 24 months

[1] Includes cash consideration, estimated acquisition costs and post closing adjustments to payoff borrowings of $550,000 using securities sales proceeds. Purchase accounting adjustments are estimates and subject to change.

Third Quarter 2015 | PACW | p. 46

Conclusion Adds a highly liquid balance sheet with a very low all-in cost of funds Estimated additional $0.8 billion pool of low-cost deposits to move on-balance sheet from Client Investment Funds Diversifies PACW’s nationwide lending platform across high growth technology, life science and venture capital business lines Portfolio with 28% compound annual growth since 2010 Established track record of strong asset quality Square 1 has an attractive profitability profile (1.30% ROAA for 3Q15) with ability for improved returns in a rising rate environment Variable rate loans comprise 90% of Square 1’s loan portfolio Non-interest bearing deposits represent 67% of total on-balance sheet deposits Enhances PACW franchise through a team of seasoned bankers with extensive expertise in lending to venture backed companies Acquisitions

Strong Franchise Value

Attractive Southern California Footprint Strong Franchise Value

Strong Franchise Value

California Public Banks and Thrifts

As of September 30, 2015

Rank	Company Name	Ticker	Assets ($000)
1	Wells Fargo & Company	WFC	$ 1,751,265,000
2	First Republic Bank	FRC	55,375,220
3	SVB Financial Group	SIVB	41,730,982
4	East West Bancorp, Inc.	EWBC	31,119,676
5	***PacWest Bancorp***	***PACW***	***$ 16,814,105***
6	Cathay General Bancorp	CATY	12,749,965
7	CVB Financial Corp.	CVBF	7,626,462
8	BBCN Bancorp, Inc.	BBCN	7,583,002
9	Banc of California, Inc.	BANC	7,256,810
10	BofI Holding, Inc.	BOFI	6,259,648
11	Opus Bank	OPB	6,183,155
12	Farmers & Merchants Bank of Long Beach	FMBL	5,978,890
13	Westamerica Bancorporation	WABC	5,001,395
14	Wilshire Bancorp, Inc.	WIBC	4,740,401
15	Hanmi Financial Corporation	HAFC	4,214,241
16	TriCo Bancshares	TCBK	4,021,628
17	Mechanics Bank	MCHB	3,481,881
18	Community Bank	CYHT	3,400,000
19	Pacific Premier Bancorp, Inc.	PPBI	2,715,298
20	CU Bancorp	CUNB	2,604,007
21	Farmers & Merchants Bancorp	FMCB	2,500,000
22	1867 Western Financial Corporation	WFCL	2,430,545
23	Preferred Bank	PFBC	2,282,677
24	Heritage Commerce Corp	HTBK	2,262,207
25	Exchange Bank	EXSR	1,970,751
26	Bank of Marin Bancorp	BMRC	1,882,794
27	Sierra Bancorp	BSRR	1,717,134
28	California Republic Bancorp	CRPB	1,666,112
29	American Business Bank	AMBZ	1,609,561
30	River City Bank	RCBC	1,421,678

Source: SNL Financial

Third Quarter 2015 | PACW | p. 50

Non-GAAP Measurements The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The tables on the following slides present reconciliations of non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios.

Non-GAAP Measurements

Tangible Common Equity

Tangible Common Equity Ratio	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
			($ in thousands)		
PacWest Bancorp Consolidated:					
Stockholders' equity	$ 3,581,704	$ 3,551,490	$ 3,533,361	$ 3,506,230	$ 3,478,051
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,951
Tangible common equity	$ 1,840,620	$ 1,808,909	$ 1,789,278	$ 1,768,547	$ 1,737,100
Total assets	$ 16,814,105	$ 16,697,020	$ 16,643,940	$ 16,234,605	$ 15,938,150
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,951
Tangible assets	$ 15,073,021	$ 14,954,439	$ 14,899,857	$ 14,496,922	$ 14,197,199
Equity to assets ratio	21.30%	21.27%	21.23%	21.60%	21.82%
Tangible common equity ratio (1)	12.21%	12.10%	12.01%	12.20%	12.24%
Book value per share	$ 34.76	$ 34.46	$ 34.29	$ 34.03	$ 33.76
Tangible book value per share (2)	$ 17.86	$ 17.55	$ 17.36	$ 17.17	$ 16.86
Shares outstanding	103,053,694	103,051,989	103,044,257	103,022,017	103,027,830
Pacific Western Bank:					
Stockholders' equity	$ 3,466,817	$ 3,440,715	$ 3,410,276	$ 3,378,879	$ 3,356,943
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,951
Tangible common equity	$ 1,725,733	$ 1,698,134	$ 1,666,193	$ 1,641,196	$ 1,615,992
Total assets	$ 16,707,072	$ 16,555,610	$ 16,458,591	$ 15,995,719	$ 15,675,291
Less: Intangible assets	1,741,084	1,742,581	1,744,083	1,737,683	1,740,951
Tangible assets	$ 14,965,988	$ 14,813,029	$ 14,714,508	$ 14,258,036	$ 13,934,340
Equity to assets ratio	20.75%	20.78%	20.72%	21.12%	21.42%
Tangible common equity ratio (1)	11.53%	11.46%	11.32%	11.51%	11.60%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

Third Quarter 2015 | PACW | p. 52

Non-GAAP Measurements

Adjusted Net Earnings and Profitability Metrics

($ in thousands)	Three Months Ended				
Adjusted Net Earnings and Related Ratios	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Reported net earnings	$ 69,616	$ 85,083	$ 73,079	$ 70,999	$ 62,271
Less: Tax benefit on discontinued operations	-	-	-	(47)	(3)
Add: Tax expense on continuing operations	39,777	45,287	46,073	43,261	42,911
Reported pre-tax earnings	109,393	130,370	119,152	114,213	105,179
Add: Acquisition, integration, reorganization and severance costs	747	900	2,000	7,381	5,193
Less: FDIC loss sharing expense, net	(4,449)	(5,107)	(4,399)	(4,360)	(7,415)
Gain on sale of loans and leases	27	163	-	7	973
(Loss) gain on securities	655	(186)	3,275	-	-
Covered OREO (expense) income, net	(20)	12	19	(176)	(452)
Adjusted pre-tax earnings before accelerated discount accretion	113,927	136,388	122,257	126,123	117,266
Less: Accelerated discount accretion resulting from early payoffs of acquired loans	9,659	19,447	17,352	11,421	4,501
Adjusted pre-tax earnings	104,268	116,941	104,905	114,702	112,765
Tax expense (1)	(39,101)	(43,853)	(39,339)	(46,684)	(45,895)
Adjusted net earnings	$ 65,167	$ 73,088	$ 65,566	$ 68,018	$ 66,870
Average assets	$ 16,690,177	$ 16,463,311	$ 16,296,640	$ 15,892,761	$ 15,716,539
Average stockholders' equity	$ 3,572,765	$ 3,548,748	$ 3,533,343	$ 3,500,291	$ 3,465,119
Less: Average intangible assets	1,741,902	1,743,340	1,737,441	1,739,977	1,744,452
Average tangible common equity	$ 1,830,863	$ 1,805,408	$ 1,795,902	$ 1,760,314	$ 1,720,577
Return on average assets (2)	1.65%	2.07%	1.82%	1.77%	1.57%
Return on average equity (3)	7.73%	9.62%	8.39%	8.05%	7.13%
Return on average tangible equity (4)	15.09%	18.90%	16.50%	16.00%	14.36%
Adjusted return on average assets (5)	1.55%	1.78%	1.62%	1.70%	1.69%
Adjusted return on average equity (6)	7.24%	8.26%	7.47%	7.71%	7.66%
Adjusted return on average tangible equity (7)	14.12%	16.24%	14.69%	15.33%	15.42%

(1) Full-year expected effective rate of 37.5% used for 2015 periods and actual effective rate of 40.7% used for 2014 periods.
(2) Annualized net earnings divided by average assets
(3) Annualized net earnings divided by average stockholders' equity
(4) Annualized net earnings divided by average tangible common equity
(5) Annualized adjusted net earnings divided by average assets
(6) Annualized adjusted net earnings divided by average stockholders' equity
(7) Annualized adjusted net earnings divided by average tangible common equity

Third Quarter 2015 | PACW | p. 53

Core Net Interest Margin and Loan Yield Non-GAAP Measurements September 30, 2015 June 30, 2015 March 31, 2015 December 31, 2014 September 30, 2014 Reported net interest margin (TE) 5.46% 5.89% 5.95% 5.91% 5.82% Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans (0.27)% (0.56)% (0.51)% (0.34)% (0.14)% Core net interest margin (TE) 5.19% 5.33% 5.44% 5.57% 5.68% September 30, 2015 June 30, 2015 March 31, 2015 December 31, 2014 September 30, 2014 Reported loan yield 6.34% 6.75% 6.80% 6.76% 6.68% Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans (0.32)% (0.64)% (0.58)% (0.39)% (0.16)% Core loan yield 6.02% 6.11% 6.22% 6.37% 6.52% Three Months Ended Three Months Ended

Net Interest Margin Excluding Purchase Accounting Non-GAAP Measurements September 30, 2015 June 30, 2015 March 31, 2015 December 31, 2014 September 30, 2014 Reported net interest margin (tax equivalent) 5.46% 5.89% 5.95% 5.91% 5.82% Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans (0.27)% (0.56)% (0.51)% (0.34)% (0.14)% Core net interest margin 5.19% 5.33% 5.44% 5.57% 5.68% Less: Remaining accretion of Non-PCI loan acquisition discounts (0.21)% (0.25)% (0.33)% (0.39)% (0.46)% Amortization of TruPS discount 0.04% 0.04% 0.04% 0.04% 0.04% Accretion of time deposit premium (0.02)% (0.02)% (0.04)% (0.07)% (0.16)% Net interest margin - excluding purchase accounting 5.00% 5.10% 5.11% 5.15% 5.10% Three Months Ended